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                                                                   EXHIBIT 23(c)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report dated May 8, 1995 (and to all references to our Firm) included in or made a part of this registration statement.



                                        ARTHUR ANDERSEN LLP


New Orleans, Louisiana
September 17, 1996